EXHIBIT 10.1

                               SERVICES AGREEMENT

     This Agreement, effective this 26th day of May, 2000, is entered into by and between WCM Capital, Inc., a Delaware Corporation (the "Company"), having an address at 76 Beaver Street, New York, New York 10005, and Richard Brannon ("Brannon"), having an address at 969G Edgewater Boulevard, Foster City, California 94404.

     WHEREAS, Brannon has acted as an officer of the Company since 1996; and

     WHEREAS, during such time, Brannon has spent various amounts of his time and resources to serving the Company in such capacity; and

     WHEREAS, the Company desires to retain Brannon as an independent consultant and to compensate Brannon for services currently being rendered and to be rendered during the term described below to the Company (the "Services").

     NOW THEREFORE, in consideration for present services rendered to the Company by Brannon, and upon terms and subject to the provisions set forth below, the parties agree as follows:

1. SERVICES. The Company desires, and Brannon agrees to provide services for WCM Capital, Inc. of the nature and type requested by the Company in the areas of Brannon's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of the Company, Brannon shall provide the Company with Services pursuant to the terms and conditions of this Agreement. The Services of Brannon include, but not be limited to, providing general and specialized consulting and act as an advisor to the Company with respect to the mining properties of the Company located in the State of Colorado and the potential acquisition of additional mining properties in the United States and any advisory or other services incidental thereto, including, without limitation, advice and consultation with respect to the acquisition of real property. It is hereby agreed by the parties hereto that the services rendered hereunder by Brannon are in addition to his role as Vice President of the Company.

2. COMPENSATION FOR SERVICES RENDERED. In consideration for the Services, Company agrees to issue to Brannon 169,750 shares (the "Brannon Shares") of common stock


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par value $.01 per share. The Brannon Shares shall be issued to
Brannon as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof.

3. INDEPENDENT CONTRACTOR. Individuals who perform Services for or on behalf of Brannon to Client, shall be considered the agents, consultants, contractors or employees of Brannon. The relationship between Brannon and the Company is solely one of independent contractor. Brannon is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between the Company and Brannon to be an employer/employee relationship. Brannon shall be responsible for all contract obligations he may have with his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Brannon. Brannon shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

4. S-8 REGISTRATION. The Company agrees to file a registration statement on Form S-8 with the Securities & Exchange Commission, registering all of the Brannon Shares payable hereunder to Brannon. Said filling shall occur as soon as practical after the Brannon Shares have been issued to Brannon, and Brannon agrees to cooperate in full with Company in making such filing.

5. MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage, prepaid, return receipt requested, to the address of each party set forth in the heading of the agreement, or to such other address as either party may substitute by written notice to the other party.

(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and heir respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

(g) This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter unless otherwise extended or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed.

(h) This Agreement shall be governed by and interpreted under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

WCM CAPITAL, INC.

By:  /s/  Robert Waligunda                            /s/  Richard Brannon
     ---------------------                            -----------------------
Its: President                                        Richard Brannon, in his
                                                      Individual capacity


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